Exhibit 25.1

to Registration Statement

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371319
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North, Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Matthew Stephens

Regions Bank, Corporate Trust Services

II City Plaza

400 Convention Street, 3rd Floor

Baton Rouge, Louisiana 70802

(225) 388-2682

(Name, address and telephone number of agent for service)

CENTURYLINK, INC.

(Exact name of obligor as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive, Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309 Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

Yes, the trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1 (Registration No. 22-21909).

Exhibit 1(b)	Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c)	Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.	Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, Registration No. 33-60351).

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a banking corporation, organized and existing under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baton Rouge, State of Louisiana.

REGIONS BANK

By:
/s/ Matthew Stephens
Name: Matthew Stephens Title: Corporate Trust Officer

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

REGIONS BANK

By:
/s/ Matthew Stephens
Name: Matthew Stephens Title: Corporate Trust Officer

Exhibit 7

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		December 31
		2011		2010
		(In millions, except share data)
Assets
Cash and due from banks	$	2,132	$	1,643
Interest-bearing deposits in other banks		4,913		4,880
Federal funds sold and securities purchased under agreements to resell		200		396
Trading account assets		1,266		1,116
Securities available for sale		24,471		23,289
Securities held to maturity (estimated fair value of $17 and $26, respectively)		16		24
Loans held for sale (includes $844 and $1,174 measured at fair value, respectively)		1,193		1,485
Loans, net of unearned income		77,594		82,864
Allowance for loan losses		(2,745)		(3,185)
Net loans		74,849		79,679
Other interest-earning assets		1,085		1,219
Premises and equipment, net		2,375		2,569
Interest receivable		361		421
Goodwill		4,816		5,561
Mortgage servicing rights		182		267
Other identifiable intangible assets		449		385
Other assets		8,742		9,417
Total assets	$	127,050	$	132,351
Liabilities and Stockholders Equity
Deposits:
Non-interest-bearing	$	28,266	$	25,733
Interest-bearing		67,361		68,881
Total deposits		95,627		94,614
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase		2,333		2,716
Other short-term borrowings		734		1,221
Total short-term borrowings		3,067		3,937
Long-term borrowings		8,110		13,190
Total borrowed funds		11,177		17,127
Other liabilities		3,747		3,876
Total liabilities		110,551		115,617
Stockholders equity:
Preferred stock, authorized 10 million shares
Series A, cumulative perpetual participating, par value $1.00 (liquidation preference
$1,000.00) per share, net of discount;
Issued 3,500,000 shares		3,419		3,380
Common stock, par value $.01 per share:
Authorized 3 billion shares
Issued including treasury stock 1,301,230,838 and 1,299,000,755 shares, respectively		13		13
Additional paid-in capital		19,060		19,050
Retained earnings (deficit)		(4,527)		(4,047)
Treasury stock, at cost 42,414,444 and 42,764,258 shares, respectively		(1,397)		(1,402)
Accumulated other comprehensive income (loss), net		(69)		(260)
Total stockholders equity		16,499		16,734
Total liabilities and stockholders equity	$	127,050	$	132,351